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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 1, 2003

Maxwell Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10964	95-2390133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9244 Balboa Avenue, San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (858) 279-5100

Not Applicable
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.                    Changes in Registrant’s Certifying Accountant

Effective March 27, 2003, the Registrant’s audit committee approved the dismissal of Ernst & Young LLP (“E&Y”) as the Registrant’s independent auditors and the appointment of Deloitte & Touche LLP, as the Registrant’s independent auditors.  The change is effective immediately.

E&Y’s reports on the Registrant’s financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with E&Y in the fiscal years ended December 31, 2002 and 2001 or in the interim period ended March 27, 2003 on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Registrant’s financial statements for such years.

With respect to the fiscal years ended December 31, 2002 and 2001, and through the subsequent period ended March 27, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided E&Y with a copy of the foregoing disclosure and has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

Attached as Exhibit 16.1 is a copy of E&Y’s letter, dated March 28, 2003, stating its agreement with such statements.

Neither the Registrant nor anyone engaged on its behalf has consulted with Deloitte & Touche during the Registrant’s two most recently completed fiscal years or during its current fiscal year with regard to either:  (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (2) any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.                    Financial Statements and Exhibits

(c)            Exhibits

16.1         Letter, dated March 28, 2003, from E&Y to the Securities and Exchange Commission pursuant to Item 301(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxwell Technologies, Inc.
(Registrant)

Date	April 1, 2003	/s/ Carlton J. Eibl
Carlton J. Eibl
Chief Executive Officer